Exhibit 99.1

OLB Accelerates Path to Profitability with Early Loan Payoff of Acquisition Financing

OLB Group prepays $7.7 million to retire senior term loan saving $720,000 in Annual Interest Payments and is released from restrictive loan covenants

New York, March 8, 2021 - The OLB Group, Inc. (NASDAQ: OLB), a provider of cloud- based omnicommerce and payment acceptance solutions for small and mid-size merchants, announced it completed an early payoff of its $7.7 million acquisition-related senior term loan originated in April 2018. Eliminating the debt, will save the Company approximately $0.72 million in interest annually and released the Company from the related restrictive covenants on the business.

"We are extremely excited to be able to pay off this loan early," explained Ronny Yakov, OLB’s chief executive officer. "In connection with the termination of the debt obligations, 40,000 warrants related to the financing were also cancelled. I believe we are now in a great position to accelerate our path to profitability. We are moving confidently forward knowing the fundamentals of the business are solid and believe we are well positioned for strong performance in the quarters ahead. We now have the financial flexibility to pursue our acquisition strategy, to increase our revenue base and achieve net profitability without the need to service any debt. The financial strength of a clean balance sheet allows us to accelerate our ongoing discussions with acquisition targets."

Yakov continued, "We have been very pleased with the progress we have made since the end of the third quarter last year. It is a tribute to the hard work of our development teams and merchant onboarding specialists to be starting our fiscal year debt free with three major application launches already announced.”

For more information about The OLB Group, please visit www.olb.com or www.olb.com/investors-data.

Future OLB Press Releases and Updates

Interested investors or shareholders can be notified of future Press Releases and Industry Updates by e-mailing investorrelations@OLB.com.

Safe Harbor Statement

All statements from The OLB Group, Inc. in this news release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements concerning the impact of COVID-19 on our operations and financial condition, our ability to implement our proprietary merchant boarding and CRM system and to roll out our Omni Commerce and SecurePay applications, including payment methods, to our current merchants and the integration of our secure payment gateway with our crowdfunding platform. While the Company’s management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include statements regarding the expected revenue and income for operations to be generated by The OLB Group, Inc. For other factors that may cause our actual results to differ from those that are expected, see the information under the caption "Risk Factors" in the Company’s most recent Form 10-K and 10-Q filings, and amendments thereto, as well as other public filings with the SEC since such date. The Company operates in a rapidly changing and competitive environment, and new risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and undertakes no obligation to, update or revise any forward-looking statement.

About The OLB Group, Inc.

The OLB Group, Inc. is a payment facilitator and commerce service provider that delivers cloud- based merchant services for web-based and brick-and-mortar organizations. OLB provides a seamless, end-to-end digital commerce solution that includes site creation, hosting, transaction processing and payment gateway, order fulfillment, customer service, outbound marketing, sales reporting, and fundraising. With services from private label shopping sites designed to maintain the unique look or feel of the merchant website, to order fulfillment and customer service, OLB remains invisible to the user and promotes the merchant’s brand with market-leading technology and solutions. For more information about solutions, services, or to find a reseller, please visit www.olb.com. Investor information is available at www.olb.com/investors-data.

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Contacts

The OLB Group - Investor Relations
Rick Lutz
InvestorRelations@olb.com
(212) 278-0900 EXT: 333

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